Exhibit 4.1

SWIFT TRANSPORTATION COMPANY,
as Parent,
SWIFT SERVICES HOLDINGS, INC.,
as the Company,
and
THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURES PAGES HERETO
10.000% SENIOR SECOND PRIORITY SECURED NOTES DUE 2018

INDENTURE
Dated as of December 21, 2010

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee

CROSS-REFERENCE TABLE

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.03; 13.02; 13.05
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05, 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	N.A.
	(b)	N.A.
	(c)	13.01
N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE	1
Definitions	1
Other Definitions	31
Incorporation by Reference of Trust Indenture Act	32
Rules of Construction	32

ARTICLE 2 THE NOTES	33
Form and Dating	33
Execution and Authentication	34
Registrar and Paying Agent	34
Paying Agent to Hold Money in Trust	35
Holder Lists	35
Transfer and Exchange	35
Replacement Notes	50
Outstanding Notes	50
Treasury Notes	51
Temporary Notes	51
Cancellation	51
Defaulted Interest	51

ARTICLE 3 REDEMPTION AND PREPAYMENT	52
Notices to Trustee	52
Selection of Notes to Be Redeemed or Purchased	52
Notice of Redemption	53
Effect of Notice of Redemption	54
Deposit of Redemption or Purchase Price	54
Notes Redeemed or Purchased in Part	54
Optional Redemption	54
Mandatory Redemption	55
Offer to Purchase by Application of Excess Designated Proceeds or Excess Proceeds	55

ARTICLE 4 COVENANTS	58
Payment of Notes	58
Maintenance of Office or Agency	58
Reports	59
Compliance Certificate	60

Taxes	60
Stay, Extension and Usury Laws	61
Restricted Payments	61
Dividend and Other Payment Restrictions Affecting Subsidiaries	65
Incurrence of Indebtedness and Issuance of Preferred Equity	67
Asset Sales	72
Transactions with Affiliates	74
Liens	76
Business Activities	76
Corporate Existence	76
Offer to Repurchase Upon Change of Control	77
SECTION 4.16 [Reserved]	79
Limitation on Sale and Leaseback Transactions	79
Payments for Consent	79
Additional Note Guarantees	79
Designation of Restricted and Unrestricted Subsidiaries	80
Amendment of Security Documents	80
Post-Closing Obligations	80
After-Acquired Property	82
Effectiveness of Covenants	83

ARTICLE 5 SUCCESSORS	84
Merger, Consolidation, or Sale of Assets	84
Successor Corporation Substituted	86

ARTICLE 6 DEFAULTS AND REMEDIES	86
Events of Default	86
Acceleration	89
Other Remedies	89
Waiver of Past Defaults	89
Control by Majority	89
Limitation on Suits	90
Rights of Holders of Notes to Receive Payment	90
Collection Suit by Trustee	90
Trustee May File Proofs of Claim	90
Priorities	91

Undertaking for Costs	91

ARTICLE 7 TRUSTEE	91
Duties of Trustee	91
Rights of Trustee	92
Individual Rights of Trustee	94
Trustee’s Disclaimer	95
Notice of Defaults	95
Reports by Trustee to Holders of the Notes	95
Compensation and Indemnity	95
Replacement of Trustee	96
Successor Trustee by Merger, etc.	97
Eligibility; Disqualification	97
Preferential Collection of Claims Against Company	97

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE	98
Option to Effect Legal Defeasance or Covenant Defeasance	98
Legal Defeasance and Discharge	98
Covenant Defeasance	98
Conditions to Legal or Covenant Defeasance	99
Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	100
Repayment to the Company	101
Reinstatement	101

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER	102
Without Consent of Holders of Notes	102
With Consent of Holders of Notes	103
Compliance	105
Revocation and Effect of Consents	105
Notation on or Exchange of Notes	105
Trustee to Sign Amendments, etc.	106

ARTICLE 10 COLLATERAL	106
Security Documents	106
Collateral Agent	107
Authorization of Actions to Be Taken	108
Release of Liens	109

Filing, Recording and Opinions	110
Powers Exercisable by Receiver or Trustee	111
Release Upon Termination of the Company’s Obligations	111
Designations	111

ARTICLE 11 NOTE GUARANTEES	111
Guarantee	111
Limitation on Guarantor Liability	113
Execution and Delivery of Note Guarantee	113
Subsidiary Guarantors May Consolidate, etc., on Certain Terms	114
Releases	115

ARTICLE 12 SATISFACTION AND DISCHARGE	116
Satisfaction and Discharge	116
Application of Trust Money	117

ARTICLE 13 MISCELLANEOUS	117
Trust Indenture Act Controls	117
Notices	117
Communication by Holders of Notes with Other Holders of Notes	119
Certificate and Opinion as to Conditions Precedent	119
Statements Required in Certificate or Opinion	120
Rules by Trustee and Agents	120
No Personal Liability of Directors, Officers, Employees and Stockholders	120
Governing Law	120
No Adverse Interpretation of Other Agreements	121
Successors	121
Severability	121
Counterpart Originals	121
Table of Contents, Headings, etc.	121
Benefits of Indenture	121

EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

v

     INDENTURE, dated as of December 21, 2010, among Swift Services Holdings, Inc., a Delaware corporation (the “Company”), Swift Transportation Company, a Delaware corporation (“Parent”), the Subsidiary Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
     The Company has duly authorized the creation of an issue of 10.000% Senior Second Priority Secured Notes due 2018 issued on the date hereof as provided in this Indenture, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     Parent and the Subsidiary Guarantors have duly authorized their Note Guarantees of the Notes, and to provide therefor Parent and Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture.
     All things necessary to make this Indenture a valid agreement of the Company, Parent and the Subsidiary Guarantors, in accordance with its terms, have been done.
     The Company, Parent, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
     SECTION 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into such specified Person or at such time such other Person became a Restricted Subsidiary of Parent, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person or becoming a Restricted Subsidiary of Parent; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Additional Notes” means an unlimited principal amount of additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participants.
     “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:
     (1) 1.0% of the principal amount of such Note; and
     (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at November 15, 2014 (such redemption price being set forth in Section 3.07(a)), plus (ii) all required interest payments due on such Note through November 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; provided, that, the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, the Company and Parent’s Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10; and
     (2) the issuance or sale of Equity Interests in the Company or any of Parent’s Restricted Subsidiaries.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

     (2) a transfer of assets between or among Parent, the Company and any of Parent’s Restricted Subsidiaries;
     (3) an issuance or sale of Equity Interests by the Company or a Restricted Subsidiary of Parent to Parent, the Company or to another Restricted Subsidiary of Parent;
     (4) the sale or lease of inventory, equipment, products or services or the licensing or lease, assignment or sub-lease of any real or personal property in the ordinary course of business and the sale of real property that constitutes Excluded Assets;
     (5) the sale or disposition or discounting of accounts receivable in the ordinary course of business;
     (6) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets in the ordinary course of business, including Motor Vehicles;
     (7) any sale or disposition of assets received by Parent, the Company or any of Parent’s Restricted Subsidiaries upon the foreclosure on a Lien;
     (8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;
     (9) a Restricted Payment that does not violate Section 4.07 or any Permitted Investment;
     (10) the granting of Liens not otherwise prohibited by this Indenture;
     (11) the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims;
     (12) the forgiveness of Indebtedness; and
     (13) the disposition of an asset for a similar asset in a transaction or series of transactions intended to qualify as a “like-kind exchange” under Section 1031 of the Code (or any successor or replacement provision), provided that:
     (a) in the event such transaction or series of transactions involves the transfer by Parent, the Company or any of Parent’s Restricted Subsidiaries of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $20.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company;
     (b) in the event such transaction involves the transfer by Parent, the Company or any of Parent’s Restricted Subsidiaries of Collateral, the acquired assets shall be pledged as Collateral as soon as practicable or otherwise permissible pursuant to Section 4.23, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes or Indebtedness as the Lien on the assets disposed of; and
     (c) any Net Proceeds received by Parent, the Company or any of Parent’s Restricted Subsidiaries shall be subject to the restrictions governing receipt of Net Proceeds set forth in Section 4.10.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Bankruptcy Code” means Title 11 of the United States Code, as amended.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;
     (3) with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Captive Insurance Companies” means Mohave Transportation Insurance Company, an Arizona corporation, and Red Rock Risk Retention Group Inc., an Arizona corporation, and their respective Subsidiaries.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
     (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;
     (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
     (6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition; and
     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
     “Cash Management Obligations” means any agreement with a Person who is, or was at the time such Cash Management Obligations were incurred, a lender or an affiliate of a lender under the Credit Agreement to provide cash management services, including treasury, depository, overdraft, credit, purchase or debit card, electronic funds transfer and other cash management arrangements including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent, the Company and Parent’s Restricted Subsidiaries, in each case, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;
     (2) the adoption of a plan relating to the liquidation or dissolution of Parent or the Company;
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner of more than 35% of the voting power of the Voting Stock of Parent unless the Permitted Holders are the Beneficial Owners of more of the voting power of the Voting Stock of Parent than such other “person” or “group”;
     (4) the first day on which a majority of the members of the Board of Directors of Parent or the Company are not Continuing Directors; or
     (5) Parent ceases to be the owner, directly or indirectly, of 100% of the total voting power of the Voting Stock of the Company.
     “Clearstream” means Clearstream Banking, S.A.
     “Code” means the Internal Revenue Code of 1986, as amended.

     “Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents, but, in any event, excluding Excluded Assets.
     “Collateral Agent” means U.S. Bank National Association, acting in its capacity as collateral agent under the Security Documents until a successor replaces it and, thereafter, means the successor.
     “Company” means Swift Services Holdings, Inc., a Delaware corporation, and any and all successors thereto.
     “Concurrent Transactions” means (i) the merger of Swift Corporation with and into Parent, the conversion of all of the outstanding common stock of Swift Corporation into shares of Parent Class B common stock on a one-for-one basis, the conversion of the outstanding stock options of Swift Corporation into options to purchase shares of Class A common stock of Parent and the cancellation of the stockholder loans, (ii) the sale of 73,300,000 shares of Class A common stock of Parent in an initial public offering (and up to 10,995,000 additional shares of Class A common stock to the underwriters thereof pursuant to an over-allotment option), (iii) Swift Transportation’s entry into a new senior secured credit facility, (iv) the repayment of Swift Transportation’s existing senior secured credit facility and (v) the repurchase of indebtedness pursuant to an agreement with the largest holders of the Other Second Priority Secured Notes and tender offers and consent solicitations with respect to the Other Second Priority Secured Notes.
     “Consolidated Cash Flow” means, for any period, the Consolidated Net Income of Parent for such period plus, without duplication:
     (1) an amount equal to any extraordinary loss plus any net loss realized by Parent, the Company or any of Parent’s Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of Parent, the Company and Parent’s Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) the Fixed Charges of Parent, the Company and Parent’s Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (4) non-cash interest accruals attributable to the movement in the mark to market valuation of Hedging Obligations pursuant to GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (5) depreciation, amortization (including amortization of intangibles and amortization in relation to Hedging Obligations terminated on the Issue Date but excluding amortization of prepaid cash expenses or debt issuance costs), non-cash impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense) of Parent, the Company and Parent’s Restricted Subsidiaries for such period to the extent that such depreciation, amortization, non-cash impairment charges and other non-cash expenses were deducted in computing such Consolidated Net Income; minus
     (6) non-cash items increasing such Consolidated Net Income for such period, other than (x) the accrual of revenue in the ordinary course of business and (y) any items that represent the reversal in such period of any accrual of, or cash reserve for, anticipated charges made in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Interest Expense” means, for any period, the sum, without duplication of:
     (1) the consolidated interest expense of Parent, the Company and Parent’s Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization, expensing or write-off of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding (A) debt issuance costs and (B) non-cash interest accruals associated with Hedging Obligations in respect of interest rates, except in each case as set forth in clauses (2) and (3) below; plus
     (2) non-cash interest accruals associated with Hedging Obligations, provided that any non-cash interest income or expense attributable to the movement in the mark to market valuation of Hedging Obligations pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense; plus
     (3) amortization of debt issuance cost, provided that any debt issuance cost associated with the Concurrent Transactions shall be excluded from the calculation of Consolidated Interest Expense; plus
     (4) the consolidated interest expense of Parent, the Company and Parent’s Restricted Subsidiaries that was capitalized during such period; plus
     (5) any interest expense on Indebtedness of another Person that is guaranteed by Parent, the Company or one of Parent’s Restricted Subsidiaries or secured by a Lien on assets of Parent, the Company or one of Parent’s Restricted Subsidiaries, whether or not such guarantee or Lien is called upon.
     “Consolidated Net Income” means, for any period, the aggregate of the Net Income of Parent, the Company and Parent’s Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of Parent or that is accounted for by the equity method of accounting will be included only to the extent that (x) such Net Income is actually dividended or distributed in cash to Parent, the Company or a Restricted Subsidiary of Parent or (y) any of Parent, the Company or a Restricted Subsidiary has the present ability to require such Unrestricted Subsidiary to dividend or distribute such Net Income to Parent, the Company or such Restricted Subsidiary;
     (2) the Net Income of any Restricted Subsidiary of Parent will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or distribution is actually made in cash and not otherwise included therein;
     (3) the cumulative effect of a change in accounting principles will be excluded;
     (4) any net gain (but not loss) resulting from an Asset Sale by Parent, the Company or any of Parent’s Restricted Subsidiaries other than in the ordinary course of business will be excluded; and
     (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or Parent, as the case may be, who:
     (1) was a member of such Board of Directors on the Issue Date, or
     (2) was nominated for election or elected to such Board of Directors by the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means that certain credit agreement, dated as of the Issue Date, by and among Swift Transportation, Parent, the lenders specified therein, Morgan Stanley Senior Funding, Inc., as the syndication agent, Wells Fargo Bank, National Association, Citibank, N.A. and PNC Capital Markets LLC as the documentation agents, Bank of America, N.A., as the administrative agent, L/C issuer and swing line lender, and Morgan Stanley Senior Funding, Inc., as collateral agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Parent, the Company and Parent’s Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Parent (to the extent the net proceeds therefrom are contributed to the equity capital of the Company) pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Parent).
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Guarantees” means the Note Guarantees of Exchange Notes issued pursuant to the Registration Rights Agreement.
     “Exchange Notes” means any Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” means the property and assets set forth in the last sentence of Section 3.1 of the Security Agreement.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, and, in the case of any transaction involving aggregate consideration in excess of $10.0 million, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
     “First Lien Agent” means the “First Priority Representative” under the Intercreditor Agreement.
     “First Priority After-Acquired Property” means any property (other than the initial collateral) of Parent, the Company or any Subsidiary Guarantor that secures any Secured Bank Indebtedness.
     “First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of Parent, the Company and Parent’s Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of Parent, the Company or any of Parent’s Restricted Subsidiaries in respect of Hedging Obligations or Cash Management Obligations, in each case owing to a Person that is, or was at the time such obligations were incurred, a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such

Hedging Obligations or Cash Management Obligations, as applicable, to the extent such Hedging Obligations or Cash Management Obligations, as applicable, are secured by Liens on assets also securing the Secured Bank Indebtedness (including all Obligations in respect thereof).
     “Fixed Charge Coverage Ratio” means, for any period, the ratio of the Consolidated Cash Flow of Parent for such period to the Fixed Charges of Parent for such period. In the event that Parent, the Company or any of Parent’s Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by Parent, the Company or any of Parent’s Restricted Subsidiaries, including through mergers or consolidations, or any Person acquired by Parent, the Company or any of Parent’s Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of Parent, the Company or any of Parent’s Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary of Parent on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (5) any Person that is not a Restricted Subsidiary of Parent on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
     “Fixed Charges” means, for any period, the sum, without duplication, of:
     (1) the Consolidated Interest Expense of Parent for such period; plus
     (2) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of Parent, the Company or any of Parent’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Parent (other than Disqualified Stock) or to Parent, the Company or a Restricted Subsidiary of Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.
     “Foreign Subsidiary” means any direct or indirect Subsidiary of Parent that is not organized under the laws of the United States or any state of the United States or the District of Columbia (which term shall include any Subsidiary organized under the laws of Puerto Rico).
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means securities that are direct non-callable obligations of, or guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged.
     “guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     “guarantors” means each of (i) the Parent and its successors and assigns until the Note Guarantee of the Parent has been released in accordance with the provisions of this Indenture and (ii) the Subsidiary Guarantors.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Holder” means a Person in whose name a Note is registered.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent, without duplication:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of bankers’ acceptances;
     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (a) the Fair Market Value of such assets at the date of determination; and
     (b) the amount of the Indebtedness of the other Person.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $500.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “Intercreditor Agreement” means the intercreditor agreement among Morgan Stanley Senior Funding, Inc., as the collateral agent under the Credit Agreement, the Collateral Agent, the Company, Parent and each Subsidiary Guarantor, as it may be amended from time to time in accordance with this Indenture.
     “interest” with respect to the Notes means interest with respect thereto, and shall include Additional Interest, if any.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If Parent, the Company or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by Parent, the Company or any Restricted Subsidiary of Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent, the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount, or Fair Market Value, of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook.
     “Issue Date” means December 21, 2010, the date on which the Notes are originally issued.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Marketable Securities” means any equity securities that are (i) not subject to any transfer restrictions arising under contract or applicable laws (including under federal and state securities laws); and (ii) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (iii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, that the excess of (A) the aggregate amount of securities of any one such corporation held by Parent, the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
     “Mortgage” means each mortgage, deed of trust or agreement executed and delivered by the Company or any Subsidiary Guarantor in favor of the Collateral Agent pursuant to the requirements of this Indenture in form and substance reasonably satisfactory to the Collateral Agent, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.
     “Motor Vehicles” means motor vehicles, trailers, and related equipment owned or leased by Parent or any of its Restricted Subsidiaries.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
     (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
     (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).
     “Net Proceeds” means the aggregate cash proceeds received by Parent, the Company or any of Parent’s Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (ii) amounts required to be applied to the repayment of Indebtedness, other than the repayment of First Priority Lien Obligations, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or amount placed in an escrow established for purposes of such an adjustment.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither Parent, the Company nor any of Parent’s Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), other than a pledge of the Equity Interests of Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise), other than by virtue of a pledge of the Equity Interests of Unrestricted Subsidiaries, or (c) constitutes the lender; and
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of Parent, the Company or any of Parent’s Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Guarantee” means the guarantee by Parent and each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Notes contained in this Indenture and the Exchange Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto.
     “Notes” means the 10.000% Senior Second Priority Secured Notes due 2018 of the Company issued pursuant to this Indenture, including the Initial Notes, any Additional Notes and, if and when issued, the Exchange Notes. The Initial Notes, the Additional Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and, if and when issued, the Exchange Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means the certain offering memorandum issued December 15, 2010 by the Company relating to the offering of the Initial Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Executive Vice President, any Vice President or any Assistant Vice President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Other Second Priority Secured Notes” means (i) the outstanding Second-Priority Senior Secured Floating Rate Notes due 2015, issued by Swift Transportation pursuant to that certain indenture, dated as of May 10, 2007, among Swift Corporation, the guarantors thereto and U.S. Bank National Association, as trustee, and (ii) the outstanding 12 1/2% Second-Priority Senior Secured Fix Rate Notes due 2017, issued by Swift Transportation pursuant to that certain indenture, dated as of May 10, 2007, among Swift Corporation, the guarantors thereto and U.S. Bank National Association, as trustee, and any refinancings thereof permitted pursuant to the terms of the indentures.
     “Parent” means Swift Transportation Company, a Delaware corporation, and any and all successors thereto.

     “Pari Passu Indebtedness” means:
     (1) with respect to the Company, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes (without regard to lien priority); and
     (2) with respect to Parent and any Subsidiary Guarantor, its Note Guarantee and any Indebtedness that ranks pari passu in right of payment to Parent’s or such Guarantor’s Note Guarantee (without regard to lien priority).
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Permitted Business” means the businesses of the Company and its Subsidiaries engaged in on Issue Date and any other activities that are similar, ancillary, reasonably related or complementary to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.
     “Permitted Holders” means Jerry Moyes and the Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Subsidiary Guarantor;
     (2) any Investment in cash, Cash Equivalents or Marketable Securities;
     (3) any Investment by Parent, the Company or any Subsidiary Guarantor in a Person, if as a result of such Investment:
     (a) such Person becomes a Subsidiary Guarantor; or
     (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent, the Company or a Subsidiary Guarantor;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of Parent;

     (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent, the Company or any of Parent’s Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (7) Investments represented by Hedging Obligations;
     (8) loans or advances to officers, directors, consultants and employees of Parent, the Company or any Restricted Subsidiary of Parent made in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;
     (9) repurchases of the Notes;
     (10) guarantees issued in accordance with Sections 4.09 and 4.19;
     (11) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;
     (12) receivables owing to Parent, the Company or any Restricted Subsidiary of Parent created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
     (13) (A) payroll and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes (B) loans or advances for driver education or training or (C) loans or advances to owner operators, that, in each case, are made in the ordinary course of business;
     (14) lease, utilities, workers’ compensation, performance and similar deposits made in the ordinary course of business;
     (15) Investments in the Captive Insurance Companies to the extent that such Investments shall not exceed the minimum amount of capitalization required pursuant to applicable regulatory capital requirements;
     (16) advances in the ordinary course of business to any owner operator or similar individual performing services for Parent or any of its Restricted Subsidiaries to finance the purchase or lease of Motor Vehicles or other equipment, provided that the Parent or such Restricted Subsidiary has a Lien on the Motor Vehicles or other equipment purchased or leased;
     (17) Investments in a Receivables Subsidiary or in any Person by a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

     (18) Investments in a Foreign Subsidiary in an aggregate amount which, when taken together with all Investments made pursuant to this clause (18) since the Issue Date shall not exceed $50.0 million in the aggregate;
     (19) Investments made in any other Restricted Subsidiary that is not a Subsidiary Guarantor, which when taken together with all other Investments that are at the time outstanding, shall not exceed $50.0 million in aggregate amount at any one time outstanding; and
     (20) additional Investments, when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed $40.0 million at any one time outstanding;
provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (20) so that all or a portion of the Investment would be a Permitted Investment.
     “Permitted Liens” means:
     (1) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (1) of the definition of “Permitted Debt;” provided that second priority Liens are granted to secure the Notes and the Note Guarantees as set forth in Section 4.12;
     (2) Liens in favor of Parent, the Company or any of Parent’s Restricted Subsidiaries;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Parent, the Company or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Parent, the Company or the Restricted Subsidiary;
     (4) Liens on property (including Capital Stock) of a Person existing at the time of acquisition of the property (including Capital Stock) by Parent, the Company or any Restricted Subsidiary of Parent; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition and do not extend to any property other than the property so acquired by Parent, the Company or such Restricted Subsidiary;
     (5) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal or performance bonds or other obligations of a like nature or deposits in connection with tenders, bids, leases, trade contracts, governmental contracts, or other similar obligations (other than for the payment of Indebtedness), in each case incurred in the ordinary course of business;

     (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
     (7) Liens to secure Indebtedness permitted to be incurred pursuant to clause (3) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Indebtedness;
     (8) Liens existing on the Issue Date (other than Liens of the type specified in clause (1) above);
     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (10) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
     (11) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith), such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
     (12) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
     (13) easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;
     (14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
     (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements or accessions to such property or proceeds or distributions thereof); and
     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (15) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Parent, the Company or any of Parent’s Restricted Subsidiaries in the ordinary course of business;
     (16) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;
     (17) Liens securing Hedging Obligations incurred pursuant to clause (7) of the definition of “Permitted Debt;”
     (18) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (3), (4), (7) or (8) of the definition of “Permitted Liens”; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets;
     (19) bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of Parent and its Restricted Subsidiaries;
     (20) Liens on accounts receivable, leases or other financial assets incurred in connection with a Qualified Receivables Transaction;
     (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (22) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
     (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;
     (24) Liens to secure Capital Lease Obligations incurred pursuant to clause (14) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Capital Lease Obligations;
     (25) Liens to secure Attributable Debt incurred pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) in respect of sale and leaseback transactions that are otherwise permitted to be entered into by Parent, the Company or any Restricted Subsidiary in accordance with Section 4.17 in an aggregate amount at any one time outstanding not to exceed $500.0 million;

     (26) licenses or sublicenses granted to others in the ordinary course of business;
     (27) Liens securing First Priority Lien Obligations if, on the date of such incurrence the Secured First Priority Leverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have less than 2.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; and
     (28) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $25.0 million.
     “Permitted Refinancing Indebtedness” means any Indebtedness of Parent, the Company or any of Parent’s Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of Parent, the Company or any of Parent’s Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any accrued interest and premium required to be paid on the Indebtedness being so renewed, refunded, refinanced, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
     (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes and the Note Guarantees on terms at least as favorable to the Holders of Notes and Note Guarantees as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
     (4) Permitted Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary of Parent that is not a Subsidiary Guarantor that refinances Indebtedness of Parent, the Company or a Restricted Subsidiary of Parent that is a Subsidiary Guarantor, or (y) Indebtedness of Parent, the Company or a Restricted Subsidiary of Parent that refinances Indebtedness of an Unrestricted Subsidiary.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Receivables Transaction” means any Receivables Transaction of a Restricted Subsidiary that meets the following conditions:
     (1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Restricted Subsidiary;
     (2) all sales of accounts receivable and related assets to the Restricted Subsidiary are made at Fair Market Value (as determined in good faith by the Company); and
     (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.
     The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness under the Credit Agreement shall not be deemed a Qualified Receivables Transaction.
     “Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.
     “Receivables Subsidiary” means a wholly owned Restricted Subsidiary of Parent (or another person formed for the purposes of engaging in Qualified Receivables Transactions with Parent in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any other Subsidiary of Parent (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent or any other Subsidiary of Parent in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent or any other Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (2) with which neither Parent nor any other Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than on terms which Parent reasonably believes to be no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent; and
     (3) to which neither Parent not any other Subsidiary of Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.
     “Receivables Transaction” means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which any Person issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts), or a discrete portfolio of real property or equipment (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets, real property or equipment (whether now existing or arising in the future) of Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, all collateral securing such receivables, leases, other financial assets, real property or equipment, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, other financial assets, real property or equipment.
     “Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among Parent, the Company, the Subsidiary Guarantors and the Initial Purchasers and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Temporary Regulation S Global Note or Regulation S Permanent Global Note, as appropriate.

     “Regulation S Permanent Global Note” means a permanent global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.
     “Related Party” means:
     (1) any immediate family member of Jerry Moyes;
     (2) in the event of the death or permanent disability of Jerry Moyes, any heir or devisee of Jerry Moyes, or any executor or similar legal representative of Jerry Moyes pending final disposition of his Equity Interests in Parent; and
     (3) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of Jerry Moyes or any one or more such other Persons referred to in clause (2).
     “Representatives” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day restricted period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.

     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services and its successors and assigns.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Secured First Priority Leverage Ratio” means, for any period, the ratio of the sum of the aggregate outstanding First Priority Lien Obligations of Parent as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available to the Consolidated Cash Flow of Parent for such period. In the event that Parent, the Company or any Subsidiary Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Secured First Priority Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Secured First Priority Leverage Ratio is made, then the Secured First Priority Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. The Secured First Priority Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma adjustments to Consolidated Cash Flow and Indebtedness as set forth therein (including for acquisitions).
     “Secured Bank Indebtedness” means any Indebtedness under the Credit Facilities that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (1) of the definition of “Permitted Liens”.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Pledge and Security Agreement, among the Company, Parent and each Subsidiary Guarantor, as grantors, and the Collateral Agent, as it may be amended from time to time in accordance with this Indenture.
     “Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.
     “Senior Unsecured Pari Passu Indebtedness” means:
     (1) with respect to the Company, any Indebtedness that ranks pari passu in right of payment to the Notes but is unsecured; and
     (2) with respect to Parent and any Subsidiary Guarantor, any Indebtedness that ranks pari passu in right of payment to Parent’s or such Guarantor’s Note Guarantee but is unsecured.

     “Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
     “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any of its Restricted Subsidiaries that are reasonably customary (as determined in good faith by Parent) in an accounts receivable transaction.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the final payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date or, if such Indebtedness is incurred after the Issue Date, in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “Subsidiary Guarantors” means each of:
     (1) the Subsidiaries of Parent (other than the Company) that execute this Indenture on the Issue Date; and
     (2) any other Subsidiary of Parent that thereafter guarantees the Notes pursuant to the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Swift Corporation” means Swift Corporation, a Nevada corporation.
     “Swift Transportation” means Swift Transportation Co., LLC, a Delaware limited liability company.

     “Temporary Regulation S Global Note” means a temporary Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the legend specified in Section 2.06(g)(3) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect the Issue Date.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2014; provided, however, that if the period from the redemption date to November 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of Parent (other than the Company) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with Parent, the Company or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent, the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which none of Parent, the Company or any of Parent’s Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent, the Company or any of Parent’s Restricted Subsidiaries.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     SECTION 1.02 Other Definitions.

Defined in
Term	Section

“Affiliate Transaction”	4.11
“Applicable Premium Deficit”	8.04
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Depositary Entity”	9.04
“Designated Asset Sale”	4.10
“Designated Asset Sale Offer”	3.09
“Designated Net Proceeds”	4.10
“DTC”	2.03
“Event of Default”	6.01
“Excess Designated Proceeds”	4.10
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09

Defined in
Term	Section

“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Reinstatement Date”	4.24
“Restricted Payments”	4.07
“Suspended Covenants”	4.24
     SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Company, Parent and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
     SECTION 1.04 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
     SECTION 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and Parent, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Temporary Regulation S Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Temporary Regulation S Global Note. The aggregate principal amount of the Temporary Regulation S Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments endorsed thereon as specified in Section 2.01(b) in connection with transfers of interests as hereinafter provided.
     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests the Regulation S Global Note that are held by Participants through Euroclear or Clearsteam.
     SECTION 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount stated on the face of the Notes. Each such Authentication Order shall specify the number, principal amount and registered Holder of each of the Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes delivery instructions and such other information as The Trustee shall reasonably request.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     SECTION 2.03 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Parent, the Company or any of their respective Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
     SECTION 2.04 Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent, the Company or any of their respective Subsidiaries) will have no further liability for the money. If Parent, the Company or any or their respective Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
     SECTION 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
     SECTION 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
     Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2)(B)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Note. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof,
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (F) if such beneficial interest is being transferred to Parent, the Company or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Temporary Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (1) or (2) of Section 2.06(a) hereof and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof, or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The

Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (F) if such Restricted Definitive Note is being transferred to Parent, the Company or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A

Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(A) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Company Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate
     (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of any Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer; and
     (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or through an Agent’s Message through the DTC Automated Tender Offers Program that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE

TRANSFERRED (X) PRIOR TO THE LATER OF THE ONE YEAR ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR OF ANY ADDITIONAL NOTES OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN:
(1)	TO THE COMPANY,

(2)	SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),

(3)	IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),

(4)	TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE,

(5)	PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR

(6)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A

“QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Temporary Regulation S Global Note Legend. The Temporary Regulation S Global Note will bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTE, ARE SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
     (3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (4) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     SECTION 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability or expense that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     SECTION 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 or Sections 2.09, 8.02 or 8.03 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Parent, the Company or an Affiliate of Parent or the Company holds the Note; however, Notes held by Parent, the Company or a Subsidiary of Parent or the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than Parent, the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
     SECTION 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Parent, the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Parent, the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.
     SECTION 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
     SECTION 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner. Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     SECTION 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION AND PREPAYMENT
     SECTION 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur,
     (2) the redemption date;
     (3) the principal amount of Notes to be redeemed;
     (4) the redemption price; and
     (5) applicable CUSIP numbers.
     SECTION 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate, subject to the redemption procedures of the Depositary.
     In the event of partial redemption or purchase the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase,

the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. No Notes of $2,000 or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
     SECTION 3.03 Notice of Redemption. Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.
     The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 40 days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and providing a form of notice setting forth the information to be stated in such notice as provided in the preceding paragraph.

     SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Any delayed notice of redemption that is not received at least 30 days prior to the redemption date shall result in such redemption date becoming effective 30 days following the date of completed notice. A notice of redemption may not be conditional.
     SECTION 3.05 Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
     SECTION 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
     SECTION 3.07 Optional Redemption. (a) At any time prior to November 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the Issue Date) at a redemption price of 110.000% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the Issue Date but excluding Notes held by Parent or its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     At any time prior to November 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, to, but not including, the redemption date.
     Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to November 15, 2014. The Company is not, however, prohibited under this indenture from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of this Indenture.
     On or after November 15, 2014, the Company may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes to be redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%
     All redemptions of the Notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address in accordance with Section 3.03. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
     SECTION 3.08 Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     SECTION 3.09 Offer to Purchase by Application of Excess Designated Proceeds or Excess Proceeds. In the event that either (x) pursuant to clause (2) of the second paragraph of Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes and, if required by Section 4.10, Pari Passu Indebtedness (a “Designated Asset Sale Offer”), or (y) pursuant to the fifth paragraph of Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes and, if required by Section 4.10, Pari Passu Indebtedness (an “Asset Sale Offer”), then, in either such case, the Issuer will follow the procedures specified below.
     The offer price in any Designated Asset Sale Offer or Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such Pari Passu Indebtedness plus accrued and unpaid interest on the Notes and such Pari Passu Indebtedness to, but excluding, the date of purchase and will be payable in cash. If any Excess Designated Proceeds remain after consummation of a Designated Asset Sale Offer or any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those remaining Excess Designated Proceeds or Excess Proceeds, as applicable, for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes and Pari Passu Indebtedness tendered into such Designated Asset Sale Offer or such Asset Sale Offer exceeds the amount of Excess Designated Proceeds or Excess Proceeds, as applicable, the Notes and such Pari Passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the principal amount of Notes and such Pari Passu Indebtedness tendered. In such event, the Trustee shall select the Notes to be purchased as provided under Section 3.02. Upon completion of each Designated Asset Sale Offer, the amount of Excess Designated Proceeds will be reset at zero, and upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Designated Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09 or Section 4.10 of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 or Section 4.10 of this Indenture by virtue of such compliance.
     Each Designated Asset Sale Offer and each Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Designated Proceeds or Excess Proceeds, as applicable (the “Offer Amount”), to the purchase of Notes and such tendered Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable.
     Upon the commencement of a Designated Asset Sale Offer or an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable. The notice, which will govern the terms of the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, will state:

     (1) that the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, will cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to a Designated Asset Sale Offer or an Asset Sale Offer, as applicable, may elect to have Notes purchased in integral multiples of $1,000 only;
     (6) that Holders electing to have Notes purchased pursuant to any Designated Asset Sale Offer or any Asset Sale Offer, as applicable, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and
     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than seven days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, on or as soon as reasonably practicable after the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
     SECTION 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than Parent, the Company or any Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     The Company shall pay all Additional Interest, if any, in the manner, on the dates and in the amounts set forth in the Registration Rights Agreement.
     SECTION 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
     SECTION 4.03 Reports. (a) Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Parent will (x) file with the SEC and (y) provide the Trustee and Holders with copies thereof, without cost to each Holder, the following information within the time periods specified in the SEC’s rules and regulations applicable to a non-accelerated filer:
     (1) annual financial information that would be required to be contained in a filing with the SEC on Form 10-K if Parent were required to file such a form, including (i) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) a report on the annual financial statements by Parent’s certified independent accountants, and
     (2) all quarterly information that would be required to be contained in a filing with the SEC on Form 10-Q if Parent were required to file such a form, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
provided, however, that Parent will not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to securities analysts and prospective investors upon request, in addition to providing such information to the Trustee and the Holders.
     If the Company has designated any Subsidiary as an Unrestricted Subsidiary and any such Unrestricted Subsidiary, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by senior management of Parent, either on the face of the financial statements or in the footnotes to the financial statements and in management’s discussion and analysis of financial condition and results of operations, of the financial condition and results of operations of the Company, Parent and Parent’s Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
     Parent will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant Rule 144A(d)(4) under the Securities Act.

     Notwithstanding the foregoing, Parent’s delivery obligations to the Trustee and Holders described herein will be deemed to be satisfied by posting of the information and reports referred to in clauses (1) and (2) above on Parent’s website or one maintained on its behalf for such purpose; provided that Parent will use reasonable efforts to inform Holders and the Trustee of the availability of such information and reports, which may be satisfied by, among other things, a press release on any national business press release wire service. In addition, availability of the foregoing materials on the SEC’s EDGAR service or any successor service will be deemed to satisfy Parent’s delivery obligations to the Holders and the Trustee.
     The filing requirements set forth above for the applicable period may be satisfied by the Parent prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (1) by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay Parent’s reporting obligations set forth in the first four paragraphs of this covenant, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on Parent’s website (or one maintained on its behalf) or providing such reports to the Trustee within the times specified above.
     SECTION 4.04 Compliance Certificate.
     (a) Parent, the Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Parent, the Company and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Parent, the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Parent, the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default that has not been cured, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     SECTION 4.05 Taxes. Parent and the Company will pay, and will cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     SECTION 4.06 Stay, Extension and Usury Laws. Parent, the Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Parent, the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
     SECTION 4.07 Restricted Payments.
     (a) Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of Parent’s, the Company’s or any of Parent’s Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of Parent’s, the Company’s or any of Parent’s Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent and other than dividends or distributions payable to Parent, the Company or any of Parent’s Restricted Subsidiaries);
     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, the Company or any of Parent’s Restricted Subsidiaries (other than any Equity Interests owned by Parent, the Company or any of Parent’s Restricted Subsidiaries);
     (3) (a) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Parent, the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Parent, the Company and any of Parent’s Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof, or (b) make any payment or prepayment of principal of, or premium or interest on, any Senior Unsecured Pari Passu Indebtedness (including any redemption or retirement thereof) other than the stated, scheduled date for payment of interest or principal set forth in the documents governing such Senior Unsecured Pari Passu Indebtedness; or
     (4) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (B) the Company would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent, the Company and Parent’s Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (9) and (10), of the next succeeding paragraph), is less than the sum, without duplication, of:
     (i) 50% of the Consolidated Net Income of Parent during the period (taken as one accounting period) from the Issue Date to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) provided, that, with respect to the period commencing on the Issue Date until the last day of the fiscal quarter in which the Issue Date shall occur, the Consolidated Net Income of Parent shall be deemed to equal the product of (x) the Consolidated Net Income of Parent for the entire fiscal quarter in which the Issue Date shall occur, times (y) a fraction, (A) the numerator of which equals the number days in the period commencing on, but excluding, the Issue Date and ending on, and including, the last day of such fiscal quarter, and (B) the denominator of which equals the total number of days in such fiscal quarter; plus
     (ii) 100% of the aggregate net cash proceeds received by Parent subsequent to the Issue Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of Parent (other than Disqualified Stock or any other Equity Interest issued to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Parent or issued to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees; plus

     (iii) to the extent that any Restricted Investment that was made subsequent to the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash received as return of capital with respect to such Restricted Investment (less the cost of disposition if any) and (ii) the amount of such Restricted Investment as of immediately prior to such sale as defined pursuant to the last sentence of the definition of “Investment;” plus
     (iv) to the extent that any Unrestricted Subsidiary of Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, 100% of the Fair Market Value of Parent’s Investment in such Subsidiary as of the date of such redesignation.
     (b) So long as (solely in the case of clauses (4), (7), and (10)) no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:
     (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds received by Parent of the substantially concurrent sale (other than to a Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock or any other Equity Interest issued to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees) or from the substantially concurrent cash capital contribution received by Parent from its stockholders; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(C)(ii);
     (3) (a) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Parent, the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness that is contractually subordinated to the Notes and the Note Guarantee to the same extent as the Indebtedness being refinanced, or (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Parent, the Company or any Subsidiary Guarantor that constitutes Senior Unsecured Pari Passu Indebtedness with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness that constitutes Senior Unsecured Pari Passu Indebtedness as to the same extent as the Indebtedness being refinanced;
     (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, the Company or any Restricted Subsidiary of Parent held by any current or former officer, director, consultant or employee of Parent, the Company or any Restricted Subsidiary of Parent pursuant to any equity subscription agreement, stock option agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that (x) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (provided, however, that Parent, the Company or Parent’s Restricted Subsidiaries may carry over and make in the immediately subsequent calendar year, in addition to the amounts permitted for any such calendar year, the amount of such repurchases, redemptions or other acquisitions or retirements for value permitted to have been made, but not made, in the immediately preceding calendar year), and (y) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests on or after the Issue Date may not exceed $40.0 million in the aggregate;
     (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchase of Equity Interests deemed to occur in connection with the exercise of stock options and to the extent necessary to pay applicable withholding taxes;
     (6) any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;
     (7) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of Parent, the Company or any Restricted Subsidiary of Parent issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);
     (8) the purchase of fractional shares upon conversion of any securities of Parent or the Company into, or the exercise of rights with respect to, Equity Interests of Parent or the Company provided that the such fractional shares or the right to receive such fractional shares shall have not been created for the purpose of circumventing the provisions of this Section 4.07;
     (9) any redemption or repurchase of Other Second Priority Secured Notes; and
     (10) other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Issue Date.

     (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent, the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million. For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (10) above or is entitled to be made according to the first paragraph of this Section 4.07, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.
     SECTION 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.
     (a) Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Company or any Restricted Subsidiary of Parent to:
     (1) pay dividends or make any other distributions on its Capital Stock to Parent, the Company or any of Parent’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Parent, the Company or any of Parent’s Restricted Subsidiaries;
     (2) make loans or advances to Parent, the Company or any of Parent’s Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to Parent, the Company or any of Parent’s Restricted Subsidiaries.
     (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements outstanding on the Issue Date, the Credit Agreement and Credit Facilities as in effect on the Issue Date, the indentures governing the Other Second Priority Secured Notes and any amendments, restatements, modifications, supplements, renewals, refundings, replacements or refinancings of those agreements; provided that such amendments, restatements, modifications, supplements, renewals, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Board of Directors of Parent or the Company);

     (2) this Indenture, the Notes, the Exchange Notes, the Note Guarantees and the Security Documents;
     (3) applicable law, rule, regulation or order;
     (4) any instrument of a Person acquired by Parent, the Company or any of Parent’s Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was issued or such agreement was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (5) customary non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;
     (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary of Parent that restricts distributions, loans or transfers by that Restricted Subsidiary pending closing of the sale or other disposition;
     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, with respect to such encumbrance or restriction set forth in clauses (1), (2) or (3) of Section 4.08(a) than those contained in the agreements governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged (as determined in good faith by the Board of Directors of Parent or the Company);
     (9) Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
     (10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of the Company’s Board of Directors, which limitation is applicable only to the asset or property that are the subject of such agreements;
     (11) restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

     (12) Indebtedness or other customary contractual requirements of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary; and
     (13) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (12); provided that such amendments or refinancings are not more restrictive, taken as a whole, with respect to encumbrances or restrictions set forth in clauses (1), (2) or (3) of Section 4.08(a) than such encumbrances and restrictions prior to such amendment or refinancing (as determined in good faith by the Board of Directors of Parent or the Company).
     SECTION 4.09 Incurrence of Indebtedness and Issuance of Preferred Equity.
     (a) Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Parent and the Company will not issue any Disqualified Stock and will not permit the Company or any of Parent’s Restricted Subsidiaries to issue any Disqualified Stock or any shares of preferred equity; provided, however, that Parent, the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Company and any Restricted Subsidiary may issue preferred equity, if, on the date of such incurrence or issuance, the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (including Acquired Debt) that may be incurred pursuant to the foregoing Restricted Subsidiaries that are not Subsidiary Guarantors of the Notes shall not exceed $50.0 million at any one time outstanding.
     (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by Parent, the Company or any Subsidiary Guarantor of Indebtedness and letters of credit and bankers’ acceptances thereunder under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Parent, the Company and such Subsidiary Guarantor thereunder) not to exceed $1,650.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Parent, the Company or any of Parent’s Restricted Subsidiaries since the Issue

Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10;
     (2) the incurrence by Parent, the Company and Parent’s Restricted Subsidiaries of Indebtedness represented by (a) the Notes issued on the Issue Date, the Note Guarantees and the related Exchange Notes and Exchange Guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than Indebtedness described in clause (1)) and (c) issuance of preferred equity outstanding on the Issue Date, reduced to the extent such amounts shall have been repaid or retired;
     (3) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of Indebtedness represented by mortgage financings or purchase money obligations (but not Capital Lease Obligations), in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal), plant or equipment used in the ordinary course of business of Parent, the Company or any of Parent’s Restricted Subsidiaries and any Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this clause (3) in an aggregate principal amount which, when taken together with all other Indebtedness of Parent, the Company and Parent’s Restricted Subsidiaries incurred pursuant to this clause (3) and clause (14) and outstanding on the date of such incurrence, does not exceed $350.0 million;
     (4) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (1), (2), (4), or (11) of this Section 4.09(b);
     (5) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of intercompany Indebtedness between or among Parent, the Company and any of Parent’s Restricted Subsidiaries; provided, however, that:
     (a) if Parent, the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not Parent, the Company or a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of Parent or a Subsidiary Guarantor; and

     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, the Company or a Restricted Subsidiary of Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, the Company or a Restricted Subsidiary of Parent, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);
     (6) the issuance by the Company or any of Parent’s Restricted Subsidiaries to Parent or the Company or to another Restricted Subsidiary of Parent of shares of preferred equity; provided, however, that:
     (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than Parent, the Company or a Restricted Subsidiary of Parent, and
     (b) any sale or other transfer of any such preferred equity to a Person that is not either Parent, the Company or a Restricted Subsidiary of Parent,
shall be deemed, in each case, to constitute an issuance of such preferred equity or Disqualified Stock by the Company or such Restricted Subsidiary that was not permitted by this clause (6);
     (7) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;
     (8) the guarantee by Parent, the Company or any Restricted Subsidiary of Parent of Indebtedness of Parent, the Company or a Restricted Subsidiary of Parent that was permitted to be incurred by another provision of this Section 4.09 (including Section 4.09(a)); provided that (A) if the Indebtedness being guaranteed is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, then the guarantee thereof shall be subordinated in right of payment to the Notes or the Note Guarantee, as applicable, to the same extent as the Indebtedness so guaranteed and (B) if the Indebtedness being guaranteed is pari passu in right of payment to the Notes or the Note Guarantee, then the guarantee thereof shall be pari passu in right of payment to the Notes or the Note Guarantee, as applicable, to the same extent as the Indebtedness so guaranteed, provided, further, that any Restricted Subsidiary of Parent that guarantees other Indebtedness pursuant to this clause (8) shall concurrently guarantee, or already be a Subsidiary Guarantor with respect to, the Notes pursuant to Section 4.19;
     (9) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory obligations, bankers’ acceptances and performance, appeal or surety bonds in the ordinary course of business;
     (10) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds so long as such Indebtedness is covered within five business days;
     (11) Indebtedness, Disqualified Stock or preferred equity of any Person that is acquired by Parent, the Company or any of Parent’s Restricted Subsidiaries or merged into or consolidated with, or transfers substantially all of its assets to, a Restricted Subsidiary in of Parent accordance with the terms of this Indenture; provided, however, that such Indebtedness, Disqualified Stock or preferred equity is not incurred or issued in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, that the aggregate principal amount of any such Indebtedness, Disqualified Stock or preferred equity incurred or issued pursuant to this clause (11) since the Issue Date, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), shall not exceed $50.0 million in the aggregate;
     (12) the incurrence of Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
     (13) the incurrence of Indebtedness of the Company owing to the Captive Insurance Companies; provided, that the aggregate principal amount of any such Indebtedness incurred pursuant to this clause (13) shall not exceed $35.0 million at any one time outstanding; provided, further, that (i) any event that results in a Captive Insurance Company ceasing to be a Subsidiary of Parent or (ii) any sale or other transfer of any such Indebtedness to a Person that is not a Captive Insurance Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Company that was not permitted by this clause (13);
     (14) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries in the ordinary course of business of Capital Lease Obligations with respect to Motor Vehicles and any Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this clause (14) in an aggregate principal amount which, when taken together with all other Capital Lease Obligations of Parent, the Company and Parent’s Restricted Subsidiaries incurred pursuant to this clause (14) and clause (3) above and outstanding on the date of such incurrence, does not exceed $350.0 million;
     (15) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to Parent or any of Parent’s Restricted Subsidiary that is not a Receivables Subsidiary (except for Standard Securitization Undertakings), provided that Parent, the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10; and
     (16) the incurrence by Parent, the Company or any of Parent’s Restricted Subsidiaries of additional Indebtedness or issuance of Disqualified Stock or preferred equity in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $80.0 million.
     (c) Parent and the Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Parent, the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent, the Company or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
     (d) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of clauses (1) through (16) of Section 4.09(b) or as having been incurred pursuant to Section 4.09(a), although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the categories of Permitted Debt described in such clauses or as having been incurred pursuant to Section 4.09(a) and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date and the Indebtedness represented by the Notes and the related Note Guarantees will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

The accrual of interest or dividends, the accretion of accreted value or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this Section 4.09; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or amortization or payment (without duplication) is included in Fixed Charges of Parent, the Company and Parent’s Restricted Subsidiaries as accrued, accreted or amortized or paid. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that Parent, the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     SECTION 4.10 Asset Sales. Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) Parent, the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by Parent, the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following will be deemed to be cash:
     (A) any liabilities, as shown on Parent’s most recent consolidated balance sheet, of Parent, the Company or any Restricted Subsidiary of Parent (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or other agreement that releases Parent, the Company or such Restricted Subsidiary from further liability;
     (B) any securities, notes or other obligations received by Parent, the Company or any such Restricted Subsidiary from such transferee that are converted by Parent, the Company or such Restricted Subsidiary into cash or Cash Equivalents within 120 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion; or
     (C) any Capital Stock or assets of the kind referred to in clause (2) or (4) of the second following paragraph of this Section 4.10.

     In the event of an Asset Sale consisting of (x) any sale and leaseback transaction (but excluding sale and leaseback transactions the proceeds of which are used to finance or refinance the purchase of Motor Vehicles and related assets acquired within 180 days prior to the incurrence of such Indebtedness) or (y) any Qualified Receivables Transaction to the extent such Qualified Receivables Transaction raise Net Proceeds in excess of $275.0 million (and only to the extent of any such excess) (each, a “Designated Asset Sale”), the Company (or the Parent or the applicable Restricted Subsidiary, as the case may be) shall apply the Net Proceeds from such Designated Asset Sale (“Designated Net Proceeds”) either to:
     (1) within five Business Days of the receipt of such Net Proceeds, repay outstanding first priority lien obligations and, if such first priority lien obligations are revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto; and
     (2) in the event that any Designated Net Proceeds remain after the repayment referred to in the immediately preceding clause (1) (such remaining Net Proceeds are herein referred to as “Excess Designated Proceeds”), within 30 days after the Designated Asset Sale giving rise to such Excess Designated Proceeds, the Company (or the Parent or the applicable Restricted Subsidiary, as the case may be) will, in accordance with the provisions of Section 3.09, make a Designated Asset Sale Offer to all Holders and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of their pro rata portion of the Excess Designated Proceeds.
     Unless otherwise provided in the preceding paragraph, within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the Parent or the applicable Restricted Subsidiary, as the case may be), may apply such Net Proceeds, at its option:
     (1) to repay First Priority Lien Obligations and, if such First Priority Lien Obligations is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;
     (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Parent; and provided, further, that if such acquisition is made with the proceeds from any Asset Sale of Collateral, the acquired assets or Capital Stock shall be pledged as Collateral as soon as practicable or as otherwise permissible under Section 4.23 and, in the case of Capital Stock, subject to the limitations described above under Section 10.01; provided, further, that acquisitions of assets or Capital Stock described in this clause (2) that occurred within 90 days prior to the relevant Asset Sale shall be treated as a permitted application pursuant to this clause (2);

     (3) to make a capital expenditure; or
     (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided, that if such acquisition is made with the proceeds from any Asset Sale of Collateral, the acquired assets or Capital Stock shall be pledged as Collateral as soon as practicable or as otherwise permissible under Section 4.23, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes or Indebtedness as the Lien on the assets disposed of; provided further, that acquisitions of assets described in this clause (4) that occurred within 90 days prior to the relevant Asset Sale shall be treated as a permitted application pursuant to this clause (4).
     Pending the final application of any Net Proceeds, the Issuer (or the Parent or the applicable Restricted Subsidiary, as the case may be), may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereof, the Issuer will make an Asset Sale Offer to all Holders and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds.
     SECTION 4.11 Transactions with Affiliates.
     (a) Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent or the Company or of any of Parent’s Restricted Subsidiaries (each, an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are not materially less favorable to Parent, the Company or the relevant Restricted Subsidiary (as determined by in good faith by the Board of Directors of Parent or the Company) than those that would have been obtained in a comparable transaction by Parent, the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority (including a majority of the disinterested members, if any), of the Board of Directors of the Company; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Parent, the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):
     (1) any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent, the Company or any of Parent’s Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (2) transactions between or among Parent, the Company and/or any of Parent’s Restricted Subsidiaries;
     (3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of Parent, the Company or a Restricted Subsidiary of Parent solely because Parent, the Company or such Restricted Subsidiary owns an Equity Interest in, or controls, such Person;
     (4) payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent, the Company or any of Parent’s Restricted Subsidiaries;
     (5) any issuance of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;
     (6) Restricted Payments and Investments that do not violate the provisions of Section 4.07;
     (7) transactions effected pursuant to agreements in effect on the Issue Date and, to the extent the amount involved exceeds $120,000, described in the Offering Memorandum and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not less favorable to Parent, the Company, any Restricted Subsidiary of Parent or the Holders, taken as a whole, than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of Parent or the Company);
     (8) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into Parent, the Company or any of Parent’s Restricted Subsidiaries; provided, that such agreement was not entered into contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);
     (9) any transactions in connection with the Concurrent Transactions; and
     (10) any Qualified Receivables Transaction.
     SECTION 4.12 Liens. Parent and the Company will not and will not permit any of Parent’s Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective (i) any Lien of any kind (other than Permitted Liens) on any asset or property of Parent, the Company or any of Parent’s Restricted Subsidiaries securing Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien of any kind securing any First Priority Lien Obligation of Parent, the Company or any Subsidiary Guarantor without effectively providing that the Notes or the applicable Note Guarantee, as the case may be, shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First Priority Lien Obligations, except as set forth under Section 10.01; provided, however, that, with respect to this clause (ii), if granting such second priority security interest requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Collateral Agent on behalf of the Holders of the Notes; provided further, however, that, with respect to this clause (ii), if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, Parent, the Company or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.
     SECTION 4.13 Business Activities.
     Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent, the Company and Parent’s Restricted Subsidiaries taken as a whole.
     SECTION 4.14 Corporate Existence. Subject to Article 5 hereof, Parent and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent, the Company or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of Parent, the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if at least two Officers of the Company, one of which is the Chief Executive Officer or the Chief Financial Officer of the Company, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, the Company and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
     SECTION 4.15 Offer to Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or a larger integral multiple of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will or will cause the Trustee to mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission, email or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and

     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or a larger integral multiple of $1,000.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     Upon receipt of the Change of Control Payment and Officers’ Certificate described above, the Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or a larger integral multiple of $1,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
     SECTION 4.16 [Reserved]
     SECTION 4.17 Limitation on Sale and Leaseback Transactions. Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Parent, the Company or any Restricted Subsidiary of Parent may enter into a sale and leaseback transaction if:
     (1) Parent, the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;
     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and
     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Parent, the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10.
     SECTION 4.18 Payments for Consent. Parent and the Company will not, and will not permit any of Parent’s Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     SECTION 4.19 Additional Note Guarantees. Parent and the Company will not permit any of Parent’s Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any other Indebtedness of Parent, the Company or any of Parent’s Restricted Subsidiaries unless such Restricted Subsidiary (other than a Restricted Subsidiary that is already a Guarantor) simultaneously executes and delivers a supplemental indenture in the form of Exhibit E hereto and Note Guarantee providing for the guarantee of the payment of the Notes by such Restricted Subsidiary, which guarantee will be senior to or pari passu in right of payment with such Restricted Subsidiary’s guarantee of such other Indebtedness, and simultaneously executes and delivers the applicable Security Documents pursuant to which its assets (of the same type as the assets of Parent, the Company and the other Subsidiary Guarantors constituting Collateral) will become part of the Collateral and will secure the Notes and Note Guarantees in the manner specified in this Indenture and the Security Documents.

     SECTION 4.20 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent, the Company and Parent’s Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of “Permitted Investments”, as determined by the Company. That designation will only be permitted if such Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
     Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the conditions specified in clauses (1) to (4) of the definition of “Unrestricted Subsidiary” and was permitted under Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements specified in clauses (1) to (4) of the definition of “Unrestricted Subsidiary”, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Event of Default would be in existence following such designation.
     SECTION 4.21 Amendment of Security Documents. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as permitted under Section 10.01 or as permitted under Article 9.
     SECTION 4.22 Post-Closing Obligations. (a) Within thirty (30) days after the Issue Date; provided, such thirty (30) day period may be extended an additional thirty (30) days with the consent of the Representatives, the Initial Purchasers and the Trustee shall have the following documents, which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to the Collateral, as appropriate; provided, further that, such thirty (30) day period shall be deemed to have been extended for any one or more successive periods to the extent the administrative agent under the Credit Agreement has consented to comparable extension with respect to the Credit Agreement:
     (1) Copies of, or certificates as to coverage under, insurance policies covering the property and assets of the Issuer and the Guarantors as required by the Indenture, each of which policies or certificates shall be in form and substance reasonably acceptable to the Initial Purchasers and reflect the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Notes, as additional insured, loss payee or mortgagee;
     (b) Within ninety (90) days after the Issue Date the Initial Purchasers and the Trustee shall have the following documents, which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to each of the Mortgaged Properties (defined below), as appropriate; provided that such ninety (90) day period shall be deemed to have been extended for any one or more successive periods to the extent the First Priority Representative has consented to comparable extension with respect to the same Collateral securing the Credit Agreement:
     (1) arrangements satisfactory to the Collateral Agent for the completion of all recordings and filings of each Mortgage with respect to each of the properties set forth on Schedule 4.22 hereto (each, individually, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”) as may be necessary to create a valid, perfected second priority Lien against the properties purported to be covered thereby;
     (2) mortgagee’s title insurance policies in favor of the Collateral Agent in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Collateral Agent, insuring fee simple title (provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure Indebtedness in an amount exceeding 120% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Company and reasonably acceptable to the Collateral Agent) and that the interests created by each such Mortgage constitute valid Liens thereon free and clear of all defects and encumbrances other than Permitted Liens, and if required by the Collateral Agent, and if requested by the Collateral Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as the Collateral Agent shall reasonably request, and shall be accompanied by evidence of the payment in full of all premiums thereon;
     (3) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the granting of the applicable Mortgage, certified to the Collateral Agent and the issuer of the title insurance policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Collateral Agent;
     (4) (x) a “life of loan” standard flood hazard determination with respect to such Mortgaged Property and (y) with respect to each Mortgaged Property required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” (i) a policy of flood insurance that (A) covers such Mortgaged Property and (B) is written in an amount reasonably satisfactory to the Collateral Agent and (ii) a confirmation that the Company has received the notice requested pursuant to Section 208.25(i) of Regulation H of the Board of Governors of the Federal Reserve System;
     (5) Phase I Environmental Site Assessments, and, if requested by Collateral Agent, Phase II Environmental Site Assessments; and
     (6) an opinion of counsel in each jurisdiction where the Mortgaged Property is located and an opinion of counsel in the jurisdiction of organization of the grantor under each Mortgage with respect to each Mortgaged Property.
     (c) Within sixty (60) days after the Issue Date or such later date as may be agreed by the Representatives in their reasonable discretion (provided, such sixty (60) day period shall be deemed to have been extended for any one or more successive periods to the extent the administrative agent under the Credit Agreement has consented to comparable extension with respect to the same Collateral securing the Credit Agreement), the Issuer and Guarantors shall use their commercially reasonable efforts to execute and deliver a deposit account control agreement that is either (i) in substantially the same form as entered into with respect to the Credit Agreement except to reflect the second-priority liens in favor of the Collateral Agent for its benefit and the benefit of Trustee and holders of the Notes or (ii) a four party control agreement in favor of both the Collateral Agent and the administrative agent under the Credit Agreement with respect to each deposit account and securities account that is required to be subject to a control agreement pursuant to the Credit Agreement.
     SECTION 4.23 After-Acquired Property. If Parent, the Company or any Subsidiary Guarantor shall acquire any First Priority After-Acquired Property, Parent, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel (and in the case of First Priority After-Acquired Property that is real property, such documents and instruments that were required to be delivered in connection with the Mortgages that were required to be provided in accordance with Section 4.22) as shall be reasonably necessary to vest in the Collateral Agent on behalf of the Holders of the Notes a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under Section 10.01) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Collateral Agent on behalf of the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, Parent, the Company or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.
     SECTION 4.24 Effectiveness of Covenants.
     (a) Following the first day:
     (1) the Notes have an Investment Grade Rating from both of the Ratings Agencies; and
     (2) no Default has occurred and is continuing under this Indenture;
the Company, Parent and Parent’s Restricted Subsidiaries shall not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 5.01(a)(4) and 5.01(b)(4) (collectively, the “Suspended Covenants”).
     (b) If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company, Parent or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Rating and before any reinstatement of such Suspended Covenants as provided above , or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period; provided, further, that (1) all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the period when the Suspended Covenants are suspended will be classified to have been incurred or issued pursuant Section 4.09(b)(2) and (2) upon any such reinstatement the amount of Excess Proceeds from Net Proceeds shall be reset at zero.
     (c) During any period when the Suspended Covenants are suspended, the Board of Directors of Parent may not designate any of the Parent’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

ARTICLE 5
SUCCESSORS
     SECTION 5.01 Merger, Consolidation, or Sale of Assets.
     (a) The Company will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for Company and its Subsidiaries), in one or more related transactions to another Person, unless:
     (1) either (a) the Company is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents, in each case pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists;
     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio for Parent as of such date; and
     (5) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture is enforceable;
provided, that, clause (4) of this Section 5.01(a) will not apply to:

     (i) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
     (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of the Restricted Subsidiaries.
     (b) Parent will not, directly or indirectly, consolidate or merge with or into another Person (whether or not Parent is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for Parent and its Subsidiaries), in one or more related transactions to another Person, unless:
     (1) either (a) Parent is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than Parent) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of Parent under Parent’s Note Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents, in each case pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) Parent or the Person formed by or surviving any such consolidation or merger (if other than Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio for Parent as of such date; and
     (5) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture is enforceable;
     provided, that, clause (4) of this Section 5.01(b) will not apply to:
     (i) a merger of Parent with an Affiliate solely for the purpose of reincorporating Parent in another jurisdiction; or
     (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and any of the Restricted Subsidiaries.
     SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company (determined on a consolidated basis for Company and its Subsidiaries) in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person (if other than the Company) will succeed to, and be substituted for, the Company under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents, and in such event the Company will automatically be released and discharged from its obligations under this Indenture and the Notes, the Registration Rights Agreement and the Security Documents, but in the case of a lease of all or substantially all of its assets, the Company will not be released from the obligations to pay the principal of and interest on the Notes or any obligation under the Security Documents. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Parent in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person (if other than Parent) will succeed to, and be substituted for, Parent under this Indenture, the Registration Rights Agreement and the Security Documents and Parent’s applicable Note Guarantee and Parent will automatically be released and discharged from its obligations under this Indenture, the Registration Rights Agreement, the Security Documents and Parent’s applicable Note Guarantee, but in the case of a lease of all or substantially all of its assets, Parent will not be released from its obligations under the Note Guarantee, the Registration Rights Agreement and the Security Documents.
ARTICLE 6
DEFAULTS AND REMEDIES
     SECTION 6.01 Events of Default. Each of the following is an “Event of Default:”
     (1) default for 30 days in the payment when due of interest on the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;
     (3) failure by Parent, the Company or any of Parent’s Restricted Subsidiaries for five Business Days to comply with the provisions of Section 4.15 or Section 5.01 hereof;

     (4) failure by Parent, the Company or any of Parent’s Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent, the Company or any of Parent’s Restricted Subsidiaries (or the payment of which is guaranteed by Parent, the Company or any of Parent’s Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:
     (A) is caused by a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;
     (6) failure by Parent, the Company or any of Parent’s Restricted Subsidiaries to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;
     (7) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture or the Intercreditor Agreement), or Parent or any Subsidiary Guarantor, or any Person acting on behalf of Parent or any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee;
     (8) Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,

     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors;
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;
     (B) appoints a custodian of Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary; or
     (C) orders the liquidation of Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; and
     (10) unless all the Collateral has been released from the applicable Liens in accordance with the provisions of the Security Documents or the Intercreditor Agreement, as applicable, default by Parent, the Company or any Subsidiary Guarantor of Parent in the performance of the Security Documents, or the occurrence of any other event, in each case that adversely affects the enforceability, validity, perfection or priority of such Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by Parent, the Company or any Subsidiary Guarantor of Parent of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Parent, the Company or any Subsidiary Guarantor of Parent party thereto for any reason with respect to a material portion of the Collateral (which default, occurrence, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default, occurrence, repudiation, disaffirmation or determination be remedied).
     SECTION 6.02 Acceleration. In the case of an Event of Default specified in clause (8) or (9) of Section 6.01, the principal or, premium, if any, and accrued interest on all of the Notes then outstanding shall automatically become due and payable immediately without any further declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable immediately.
     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     SECTION 6.04 Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or expense that is not adequately indemnified in the judgment of the Trustee, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     SECTION 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
     SECTION 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates specifically required by any provision herein to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any loss, liability or expense. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     SECTION 7.02 Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (k) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights.
     (l) The Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company, or, if paid by the Trustee shall be repaid by the Company upon demand.
     (m) The Trustee shall not be required to give any note, bond, or surety in respect of the execution of the trusts and powers under this Indenture.
     (n) In the event the Company is required to pay Additional Interest, the Company will provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the proposed payment date for the Additional Interest, which notice shall set forth the amount of the Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
     (o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.
     SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
     SECTION 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
     SECTION 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) Parent, the Company and the Subsidiary Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Parent, Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by Parent, Company, the Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense as shall be determined to have been caused by its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve Parent, the Company or any of the Subsidiary Guarantors of their obligations hereunder. Parent, Company or such Subsidiary Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. None of Parent, the Company or any Subsidiary Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of Parent, Company and the Subsidiary Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
     (d) To secure Parent’s, the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
     SECTION 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law,
     (3) a custodian or public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
     SECTION 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
     SECTION 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
     SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.
     SECTION 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Parent, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that Parent, the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Parent’s the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
     SECTION 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Parent, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 4.23 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, Parent, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) and 6.01(6) hereof will not constitute Events of Default.
     SECTION 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for the purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
     (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that:
     (A) Parent and the Company have received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
     (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from, or arising in connection with, the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Parent, the Company or any of their respective Subsidiaries is a party or by which Parent, the Company or any of their respective Subsidiaries is bound, including the Credit Agreement;
     (6) Parent and the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Parent and the Company with the intent of preferring the Holders of Notes over the other creditors of Parent or the Company with the intent of defeating, hindering, delaying or defrauding creditors of Parent or the Company or others; and
     (7) Parent and the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     SECTION 8.06 Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust pursuant to Section 8.04 or Section 12.01 for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     SECTION 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Parent’s, the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
     SECTION 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, Parent, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of Parent’s, the Company’s or a Subsidiary Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Parent’s, the Company’s or such Subsidiary Guarantor’s assets, as applicable;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;
     (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
     (8) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release Subsidiary Guarantors from the Note Guarantee in accordance with the terms of this Indenture or the Intercreditor Agreement, as applicable, as of the date of this Indenture;
     (9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture, the Intercreditor Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture, the Intercreditor Agreement or any of the Security Documents; or
     (10) to provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate)

and which shall be treated, together with any outstanding Notes, as a single class of securities.
     After an amendment becomes effective, the Company is required to mail to each registered Holder of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture permitted by the terms of this Indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with Parent, the Company and the Subsidiary Guarantors in the execution of any such amended or supplemental indenture, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     SECTION 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, Parent, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Notes and the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with Parent, the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 3.09, 4.10 or 4.15 hereof);
     (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);
     (8) release Parent or any Subsidiary Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as otherwise specifically provided in this Indenture, the Intercreditor Agreement or in the Security Documents;
     (9) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Note Guarantees;
     (10) make any change in the provisions in the Intercreditor Agreement or this Indenture dealing with the application of proceeds of Collateral that would materially adversely affect the Holders of the Notes; or
     (11) make any change in the preceding amendment and waiver provisions.

     Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes. Any other amendment to, or waiver of, the provisions of any Security Document (including, except to the extent covered in the immediately preceding sentence, with respect to the release of Collateral) will be deemed to have been agreed to by the aggregate principal amount of the Notes then outstanding if consented to by holders of at least a majority in aggregate principal amount of the Notes then outstanding or to the extent specifically provided in the Intercreditor Agreement or any Security Document.
     SECTION 9.03 Compliance. Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with this Indenture.
     SECTION 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     For purposes of this Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, any Depositary or DTC, any nominees thereof and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company (“Depositary Entity”) by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depositary Entity.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the first paragraph of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
     Any Holder entitled hereunder to give, make or take any action under this Indenture with regard to any particular Note may do so, or duly appoint any Person or Persons as its agent or agents to do so, with regard to all or any part of the principal amount of such Note.
     SECTION 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Any consent of any Holder of Notes may include, without limitation, any consent obtained in connection with a tender offer or exchange offer for, or purchase of, Notes.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 9.06 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until its Board of Directors approves it. On the Issue Date, the Trustee is hereby directed to execute and deliver a supplemental indenture of the type referred to in the clause (2) of Section 5.01(a) pursuant to which the Company, as the surviving entity of the Merger, will assume all the obligations of Merger Sub under this Indenture and will succeed to, and be substitute for, and may exercise every right and power of, Merger Sub under this Indenture. Except with respect to the supplemental indenture referred to in the immediately prior sentence, in executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
COLLATERAL
     SECTION 10.01 Security Documents. (a) Subject to the provisions of the Intercreditor Agreement, the payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by Parent or any Subsidiary Guarantor pursuant to the Note Guarantees, the payment of all other Obligations and the performance of all other obligations of Parent, the Company and the Subsidiary Guarantors under this Indenture, the Registration Rights Agreement, the Notes, the Note Guarantees and the Security Documents are secured as provided in the Security Documents which Parent, the Company and the Subsidiary Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. Subject to the provisions of the Intercreditor Agreement, Parent and the Company shall, and shall cause each of the Subsidiary Guarantors to, and each Subsidiary Guarantor shall, do all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of Parent, the Company and the Subsidiary Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second priority security interest subject only to Permitted Liens.

     (b) The Equity Interests or intercompany note of a Subsidiary will constitute Collateral only to the extent that such Equity Interests or intercompany note can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Equity Interests or intercompany note secures the Notes, then the Equity Interests or intercompany note of such Subsidiary shall automatically be deemed not to be part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the Liens on the Equity Interests or intercompany note that is so deemed to no longer constitute part of the Collateral.
     (c) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests or intercompany note to secure the Notes without the filing with the SEC of separate financial statements of such Subsidiary, then the Equity Interests or intercompany note of such Subsidiary shall automatically be deemed to be a part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject such Equity Interests or intercompany note to the Liens under the Security Documents.
     SECTION 10.02 Collateral Agent.
     (a) Each Holder of Notes, by its acceptance thereof, has appointed U.S. Bank National Association to serve as the Collateral Agent for the benefit of the Holders of Notes and U.S. Bank National Association hereby accepts such appointment. The Collateral Agent (directly or through co-trustees, agents or sub-agents) will act as Collateral Agent pursuant to the Intercreditor Agreement and the Security Documents and will hold, and will be entitled to enforce, all Liens on the Collateral created by the Security Documents. The use of the term “agent” herein with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law other than as a “representative” as such term is used in Section 9-102(A)(72)(E) of the Uniform Commercial Code. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
     (b) The Collateral Agent is authorized and empowered to appoint one or more co-trustees, agents or sub-agents as it deems necessary or appropriate.
     (c) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any second priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the second priority Liens or Security Documents or any delay in doing so.
     (d) Subject to the Intercreditor Agreement, the Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture and the Intercreditor Agreement, the Collateral Agent will not be obligated:
     (1) to act upon directions purported to be delivered to it by any other Person;
     (2) to foreclose upon or otherwise enforce any second priority Lien; or
     (3) to take any other action whatsoever with regard to any or all of the second priority Liens, Security Documents or Collateral.
     (e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the second priority Liens or Security Documents.
     (f) In acting as Collateral Agent or co-trustee, agent or sub-agent, the Collateral Agent and each co-trustee, agent or sub-agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.
     SECTION 10.03 Authorization of Actions to Be Taken.
     (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and empowers the Trustee to direct the Collateral Agent to execute and deliver, and the Trustee hereby directs the Collateral Agent to execute and deliver, the Intercreditor Agreement and the other Security Documents to which it is a party, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
     (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Intercreditor Agreement or the other Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

     (c) Subject to the provisions of Sections 7.01 and 7.02 and except as otherwise provided in the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (1) foreclose upon or otherwise enforce any or all of the second priority Liens;
     (2) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or
     (3) collect and receive payment of any and all Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents.
     (d) Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the second priority Liens or the Security Documents to which the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.
     SECTION 10.04 Release of Liens.
     (a) Subject to clauses (b) and (c) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, Parent, the Company and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances:
     (1) at any time the Liens on such Collateral securing the First Priority Lien Obligations are released in whole or in part by the First Lien Agent;
     (2) to enable Parent, the Company or any Subsidiary Guarantor to consummate an Asset Sale to the extent such Asset Sale is not prohibited under Section 4.10;

     (3) in the case of a Subsidiary Guarantor that is released from its Note Guarantee with respect to the Notes, the release of the property and assets of such Subsidiary Guarantor; or
     (4) as described under Article 9.
     Upon the receipt of an Officers’ Certificate from the Company, as described above, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall instruct the Collateral Agent to execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.
     (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers’ Certificate required by this Section 10.04 has been delivered to the Collateral Agent and the Trustee not less than five days prior to the date of such release.
     (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.
     SECTION 10.05 Filing, Recording and Opinions.
     (a) In the event that this Indenture shall be required to be qualified, and shall be so qualified, pursuant to the TIA, the Company will comply with the provisions of TIA §314(b) and 314(d), except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Company or any other Person). Following such qualification, if any, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each May 31.
     Any release of Collateral permitted by Section 10.04 hereof will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof and, in the event that this Indenture shall be required to be qualified, and shall be so qualified, pursuant to the TIA, any person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.
     (b) If any Collateral is released in accordance with this Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and Section 10.04, the Trustee will determine whether it has received all documentation required by this Indenture in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.
     SECTION 10.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon Parent, the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of Parent, the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Collateral Agent or the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Collateral Agent or the Trustee.
     SECTION 10.07 Release Upon Termination of the Company’s Obligations. In the event (i) that the Company delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents have been satisfied and discharged by the payment in full of the Company’s obligations under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8 or 12, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed to have released all of its Liens, and not to hold a Lien, in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to evidence the release of such Lien as soon as is reasonably practicable.
     SECTION 10.08 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms First Priority Lien Obligations or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations are permitted under this Indenture and is signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the First Lien Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as First Priority Lien Obligations.
ARTICLE 11
NOTE GUARANTEES
     SECTION 11.01 Guarantee.

     (a) Subject to this Article 11, Parent and each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Parent and each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Parent and each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) Parent and the Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents or the Registration Rights Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Parent and each Subsidiary Guarantor hereby waives (to the extent it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Security Documents and the Registration Rights Agreement.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, Parent, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of Parent, the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Parent and each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Parent and each Subsidiary Guarantor further agrees that, as between Parent and the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by Parent and the Subsidiary Guarantors for the purpose of this Note Guarantee, in each case subject to any rescission of any such acceleration pursuant to Section 6.04. Parent and the Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
     SECTION 11.02 Limitation on Guarantor Liability. Parent and each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of Parent or such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, Parent and the Subsidiary Guarantors hereby irrevocably agree that the obligations of Parent or such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Parent or such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Parent or any other Subsidiary Guarantor in respect of the obligations of Parent or such other Subsidiary Guarantor under this Article 11, result in the obligations of Parent or such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
     SECTION 11.03 Execution and Delivery of Note Guarantee.
     (a) To evidence its Note Guarantee set forth in Section 11.01, each guarantor hereby agrees that this Indenture shall be executed on behalf of such guarantor by an Officer or person holding an equivalent title.
     (b) Each guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
     (c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.
     (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the guarantors.

     (e) If required by Section 4.19, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.19 and this Article 11, to the extent applicable.
     SECTION 11.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in this Section 11.04, the Company and Parent will not permit any Subsidiary Guarantor to consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to another Person, unless:
     (1) immediately after such transaction, no Default or Event of Default exists;
     (2) either
     (a) (i) such Subsidiary Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws the United States, any state of the United States or the District of Columbia and (ii) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Subsidiary Guarantor under such Subsidiary Guarantor’s Note Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents, in each case pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee; or
     (b) in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or any Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, the Company delivers an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.10 in respect of such sale or other disposition; and
     (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture is enforceable.

     In case of any such consolidation, merger, sale or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit E hereto, of the Note Guarantee, in a transaction that is subject to, and that complies with the provisions of, Section 11.04, and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to, and be substituted for, such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor under this Indenture, the Registration Rights Agreement, the Security Documents and the Intercreditor Agreement and such Subsidiary Guarantor’s applicable Note Guarantee and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, the Registration Rights Agreement, the Security Documents and the Intercreditor Agreement, and such Subsidiary Guarantor’s applicable Note Guarantee, but in the case of a lease of all or substantially all of its assets, the Subsidiary Guarantor will not be released from its obligations under the Note Guarantee, the Registration Rights Agreement, the Security Documents and the Intercreditor Agreement. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into Parent, the Company or another Subsidiary Guarantor, or will prevent any sale or disposition of all or substantially all of the assets of a Subsidiary Guarantor to Parent, the Company or another Subsidiary Guarantor.
     SECTION 11.05 Releases.
     The Note Guarantee of a Subsidiary Guarantor will be released, and such Subsidiary Guarantor will be released from and relieved of all of its obligations under its Note Guarantee, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and this Indenture:
     (1) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent, the Company or a Subsidiary Guarantor, if the sale, disposition or transfer does not violate the first paragraph of Section 4.10;
     (2) in connection with any sale, disposition or transfer of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent, the Company or a Subsidiary Guarantor, if the sale, disposition or transfer does not violate the first paragraph of Section 4.10;
     (3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

     (4) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; or
     (5) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Note Guarantee pursuant to Section 4.19.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that a release of a Subsidiary Guarantor in accordance with this Section 11.05 is authorized or permitted by this Indenture, the Trustee will, upon the request and at the expense of the Company, execute any documents reasonably requested by the Company in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and this Indenture.
ARTICLE 12
SATISFACTION AND DISCHARGE
     SECTION 12.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:
     (1) either
     (a) all Notes that have been authenticated and, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Parent, the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal and interest) on the Notes not delivered to the Trustee for cancellation;
     (2) Parent, the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and
     (3) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Upon satisfaction of the conditions set forth in this Section 12.01, and the receipt of such Officers’ Certificate and Opinion of counsel, the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
     SECTION 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Parent’s, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
     SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c) (other than, prior to any qualification of this Indenture under the TIA, the limitations, qualifications or conflicts set forth in Sections 9.03, 9.06 and 10.05), the imposed duties will control.
     SECTION 13.02 Notices. Any notice or communication by Parent, the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to Parent, the Company and/or any Subsidiary Guarantor:
Swift Services Holdings, Inc.
c/o Swift Transportation Company
2200 S. 75th Ave.
Phoenix, Arizona 85403
Attention: James Fry
With a copies to:
Scudder Law Firm, P.C., L.L.O.
411 South 13th St., 2nd Floor
Lincoln, NE 68508
Facsimile: (402) 435-3223
Attention: Earl Scudder
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Richard Aftanas, Esq.
If to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn: Donnie Hurrelbrink
     Parent, the Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
     SECTION 13.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except (i) with respect to the Trustee’s authentication of the Initial Notes the Issue Date and (ii) that the Opinion of Counsel referred to in Section 13.04(2) hereof shall not be required in connection with an Authentication Order):
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of Parent, the Company or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of Parent, the Company or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of Parent, the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     SECTION 13.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     SECTION 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of Parent, the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     SECTION 13.08 Governing Law. THIS INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE

INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 13.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent, the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 13.10 Successors. All agreements of Parent and the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.
     SECTION 13.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     SECTION 13.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     SECTION 13.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
     SECTION 13.14 Benefits of Indenture. Nothing in this Indenture or in the Notes or Note Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Note Guarantees.
[Signatures on following page]

SIGNATURES

SWIFT SERVICES HOLDINGS, INC.
By:	/s/ Jerry Moyes
	Name:	Jerry Moyes
	Title:	Chief Executive Officer

COMMON MARKET EQUIPMENT CO., LLC
ESTRELLA DISTRIBUTING LLC
INTERSTATE EQUIPMENT LEASING, LLC
M.S. CARRIERS, LLC
SPARKS FINANCE LLC
SWIFT INTERMODAL, LLC
SWIFT LEASING CO., LLC
SWIFT TRANSPORTATION COMPANY
SWIFT TRANSPORTATION CO., LLC
SWIFT TRANSPORTATION CO. OF ARIZONA, LLC
SWIFT TRANSPORTATION CO. OF VIRGINIA, LLC
SWIFT TRANSPORTATION SERVICES, LLC,
as Guarantors

By:	/s/ Jerry Moyes
	Name:	Jerry Moyes
	Title:	Chief Executive Officer

Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent
By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Indenture

Schedule 4.22
Swift 2010 Mortgaged Properties

	Desc	L/O/CS	Location	Street Address	City, St. Zip
1.	Swift	Own	Albuquerque, NM*	301 Airport Rd NW	Albuquerque, NM 87109
2.	Swift	Own	Avenel, NJ (Shop)	943 Omar Avenue	Avenel, NJ 07001
3.	Swift	Own	Columbus, OH	4141 Park West Dr.	Columbus, OH 43228
4.	Swift	Own	Decatur, GA (Atlanta)	5250 Truman Drive	Decatur, GA 30035
5.	Swift	Own	Denver, CO	4080 N. Rosemary Way	Denver, CO 80216
6.	Swift	Own	Edwardsville, KS	9000 Woodend Rd	Edwardsville, KS 66111
7.	Swift	Own	El Paso, TX	1001 Diesel Drive	El Paso, TX 79907
8.	Swift	Own	Fontana, CA / Banana Ave	9951 Banana Ave	Fontana, CA 92335
9.	Swift	Own	Gary, IN	6500 Industrial Hwy	Gary, IN 46406
10.	Swift	Own	Greer, SC	2841 Old Woodruff Rd	Greer, SC 29651
11.	Swift	Own	Greer, SC (Truck Trailer Shop)	1875 Hwy 101 South	Greer, SC 29651-7115
12.	Swift	Own	Harrisburg, PA (Jonestown)	103 RRl Jonestown, Box 1935	Jonestown, PA 17038
13.	Swift	Own	Inver Grove Hts, MN	11380 E Courthouse Blvd	INVR GRV HTS, MN 55077
14.	Swift	Own	Lancaster, TX	3250 N. Longhorn	Lancaster, TX 75134
15.	M.S. Carriers	Own	Laredo, TX	1101 Carrier Drive	Laredo, TX 78045
16.	Swift	Own	Lathrop, CA	901 D’Arcy Parkway	Lathrop, CA 95330
17.	Swift	Own	Manteno, IL	1215 N. Boudreau Rd	Manteno, IL 60950-9383
18.	M.S. Carriers	Own	Memphis, TN / Brooks Rd.	3150 Starnes Cv	Memphis, TN 38116
19.	Swift	Own	Memphis, TN / Pilot Dr.	3961 Pilot Drive	Memphis, TN 38118
20.	Swift	Own	Mira Loma, CA (Shop)	11888 Mission Blvd	Mira Loma, CA 91752-1003
21.	Swift	Own	New Boston, MI (Detroit)	24200 Bell	Huron Township, Ml 48164

	Desc	L/O/CS	Location	Street Address	City, St. Zip
22.	Swift	Own	Ocala; FL	2201 SW 57th Ave	Ocala, FL 34474
23.	Swift Corp	Own	Phoenix, AZ	2200 S. 75th Ave	Phoenix, AZ 85043
24.	Swift	Own	Richmond, VA	2841 Charles City Road	Richmond, VA 23230
25.	Swift	Own	Salt Lake City, UT	3720 W 800 S	Salt Lake City, UT 84104-4565
26.	Swift	Own	Sparks, NV	1455 Hulda Way	Sparks, NY 89431-7124
27.	Swift	Own	Sumner, WA	4720 142nd Avenue E	Sumner WA 98390
28.	Swift	Own	Syracuse, NY	7470 Round Pond Rd	Syracuse, NY 13212-3376
29.	Swift	Own	Troutdale, OR	2021 NW Sundial Rd	Troutdale, OR 97060
30.	Swift	Own	Wilmington, CA	221 E. D. Street	Wilmington CA 90744-5911
31.	Swift	Own	Fontana, CA	Vacant — Zac Parcel
32.	Swift	Own	Sparks, NV	LTL terminal adjacent to Terminal (Leased to Estes Freight)
33.	Swift	Own	Phoenix, AZ	Southwest Corner 75th Ave & Buckey	Phoenix, AZ 85043
34.	Swift	Own	Portland, OR	Martin Luther King Rd. & Race Trac	Portland, OR
35.	M.S. Carriers Logistics	Own	Nuevo Laredo, MX	Transmex Terminal

*	Properties which the company has estimated in good faith to have a fair market value of more than $5,000,000 and which will be mortgaged in connection with the financing.

EXHIBIT A
FORM OF NOTE
[Face of Note]

CUSIP/ISIN [ ____________]1
$10.000% Senior Second Priority Secured Notes due 2018

No. [____]	$[____________________]
SWIFT SERVICES HOLDINGS, INC.
promises to pay to [_____________________________] or registered assigns, the principal sum of [______________________________________________________] DOLLARS [Insert if Note is issued in Global Form: (or such [greater] [or] [lesser] amount as may from time to time be endorsed in accordance with the Indenture on the “Schedule of Exchanges of Interests in the Global Note” attached hereto)] on November 15, 2018.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
Dated: December 21, 2010.

SWIFT SERVICES HOLDINGS, INC.
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

[1]	Rule 144A Note CUSIP: 870755AA3
Rule 144A Note ISIN: US870755AA35
Regulation S Note CUSIP: U8682TAA9
Regulation S Note ISIN: USU U8682TAA98
Exchange Note CUSIP: 870755AB1
Exchange Note ISIN: US870755AB18
IAI Note CUSIP: 870755AC9
IAI Note ISIN: US870755AC90

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Back of Note
$10.000% Senior Second Priority Secured Notes due 2018
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Temporary Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) INTEREST. Swift Services Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at 10.000% per annum from December 21, 2010 until maturity. The Company will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 15, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, and premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United

States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (4) INDENTURE. The Company issued the Notes under an Indenture dated as of December 21, 2010 (the “Indenture”) among the Company, Parent, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior second priority secured obligations of the Company. Terms used but not defined herein shall have the meanings given to them in the Indenture.
     (5) OPTIONAL REDEMPTION.
     (a) On or after November 15, 2014, the Company may redeem all or a part of the Notes. The redemption price for the Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below preceded below:

Year	Redemption Price
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%
     (b) At any time prior to November 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes issued after the Issue Date) at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes but excluding Notes held by. Parent or its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     (c) At any time prior to November 15, 2014, the Company may redeem in whole or in part the Notes at a redemption price equal to 100.000% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to, but not including, the redemption date.
     (d) All redemptions of the Notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address and otherwise in accordance with the procedures set forth in the Indenture.
     (6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) REPURCHASE AT THE OPTION OF HOLDER.
     (a) If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to, but not including, the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date.
     (b) In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.
     (8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 of the Indenture.
     (9) RANKING AND COLLATERAL. The Notes and the Note Guarantees are, secured by a second priority security interest in the Collateral pursuant to certain Security Documents. The second priority Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future Liens in respect of First Priority Lien Obligations and will be of equal ranking with all present and future Liens securing Other Second Lien Obligations as set forth in the Intercreditor Agreement.
     (10) GUARANTEES. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of Parent and the Subsidiary Guarantors.
     (11) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and a larger integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (12) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     (13) AMENDMENT, SUPPLEMENT AND WAIVER.
     (a) Subject to certain exceptions, the Company, Parent, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture (including, without limitation, Section 4.10 and 4.15 thereof), the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 of the Indenture shall determine which Notes are considered to be “outstanding”.
     (b) Without the consent of any Holder, the Company, Parent, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement: to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of Parent’s, the Company’s or a Subsidiary Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Parent’s, the Company’s or such Subsidiary Guarantor’s assets, as applicable; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder; to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release Subsidiary Guarantors from the Note Guarantee in accordance with the terms of the Indenture or the Intercreditor Agreement, as applicable, as of the date of the Indenture; to make, complete or confirm any grant of Collateral permitted or required by the Indenture, the Intercreditor Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture, the Intercreditor Agreement or any of the Security Documents; [or to provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities]2.
     (14) DEFAULTS AND REMEDIES.
     (a) Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by Parent, the Company or any of Parent’s Restricted Subsidiaries for five Business Days to comply with the provisions of Section 4.15 or Section 5.01 of the Indenture; (iv) failure by Parent, the Company or any of Parent’s Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Security Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent, the Company or any of Parent’s Restricted Subsidiaries (or the payment of which is guaranteed by Parent, the Company or any of Parent’s Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vi) failure by Parent, the Company or any of Parent’s Restricted Subsidiaries to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee, the Indenture or the Intercreditor Agreement) or Parent or any Subsidiary Guarantor, or any Person acting on behalf of Parent or any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee; (viii) Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy

[2]	For Initial Notes and Additional Notes only.

Law that: (A) is for relief against Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of Parent, the Company or any of Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary, and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; and (x) unless all the Collateral has been released from the applicable Liens in accordance with the provisions of the Security Documents or the Intercreditor Agreement, as applicable, default by Parent, the Company or any Subsidiary Guarantor of Parent in the performance of the Security Documents, or the occurrence of any other event, in each case that adversely affects the enforceability, validity, perfection or priority of such Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by Parent, the Company or any Subsidiary Guarantor of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Parent, the Company or any Subsidiary Guarantor party thereto for any reason with respect to a material portion of the Collateral (which default, occurrence, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default, occurrence, repudiation, disaffirmation or determination be remedied).
     (b) In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 of the Indenture, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due. and payable.
     (15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliates of the Company, with the same rights it would have if it were not the Trustee.
     (16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Parent, the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, the Company or the Subsidiary Guarantors under the

Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (17) AUTHENTICATION. This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.
     (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 21, 2010, among Swift Services Holdings, Inc., the Guarantors named therein and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”), including the right to receive Additional Interest in certain circumstances. If applicable, Additional Interest shall be paid to the same Persons, in the same manner and at the same times as regular interest.]3
     (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     (21) GOVERNING LAW. THIS NOTE AND-THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[3]	For Initial Notes and Additional Notes only.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]4. Requests may be made to:
Swift Services Holdings, Inc.
c/o Swift Transportation Company
2200 S. 75th Ave.
Phoenix, Arizona 85403
Attention: James Fry

[4]	For Initial Notes and Additional Notes only.

ASSIGNMENT FORM
     To assign this Note, fill in the fowl below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ______________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: ____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$______________________
Date: ____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

•	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

	Amount of decrease in	Amount of increase in	Principal Amount at
	Principal Amount in	Principal Amount at	maturity of this Global	Signature of authorized
	maturity of this Global	maturity of this Global	Note following such	officer of Trustee or
Date of Exchange	Note	Note	decrease (or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Swift Services Holdings, Inc.
c/o Swift Transportation Company
2200 S. 75th Ave.
Phoenix, Arizona 85403
Attention: James Fry
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attn: Corporate Trust Administration
Re: $500.0 million 10.000% Senior Second Priority Secured Notes due 2018
     Reference is hereby made to the Indenture, dated as of December 21, 2010 (the “Indenture”), among Swift Services Holdings, Inc. as issuer (such corporation, and its successors and assigns under the Indenture, being herein called the “Company”), Swift Transportation Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     __________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _____________ (the. “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1.   ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     2.   ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3.   ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a)   ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b)   ☐   such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c)   ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit C to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4.   ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a)   ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b)   ☐   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c)   ☐   Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     (d)   ☐   Check if Transfer is Pursuant to Effective Registration Statement. The Transfer is being effected pursuant to an effective registration statement under the

Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

     Dated: __________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ____________), or

(ii)	☐ Regulation S Global Note (CUSIP ____________), or

(iii)	☐ IAI Global Note (CUSIP ____________); or
(b)	☐ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ____________), or

(ii)	☐ Regulation S Global Note (CUSIP ____________), or

(iii)	☐ IA1 Global Note (CUSIP ____________); or

(iv)	☐ Unrestricted Global Note (CUSIP ____________); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Swift Services Holdings, Inc.
c/o Swift Transportation Company
2200 S. 75th Ave.
Phoenix, Arizona 85403
Attention: James Fry
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attn: Corporate Trust Administration
Re: $ [   ] million 10.000% Senior Second Priority Secured Notes due 2018
(CUSIP _________)
     Reference is hereby made to the Indenture, dated as of December 21, 2010 (the “Indenture”), among Swift Services Holdings, Inc., as issuer (such corporation, and its successors and assigns under the Indenture, being herein called the “Company”), Swift Transportation Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     _____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Notes] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a)   ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Exchange or transfer has been effected pursuant to a registration statement in accordance with the Registration Rights Agreement or (v) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b)   ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c)   ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d)   ☐   Check If Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a)   ☐   Check If Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b)   ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s

Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Swift Services Holdings, Inc.
c/o Swift Transportation Company
2200 S. 75th Ave.
Phoenix, Arizona 85403
Attention: James Fry
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attn: Corporate Trust Administration
Re: $[   ] million 10.000% Senior Second Priority Secured Notes due 2018
     Reference is hereby made to the Indenture, dated as of December 21, 2010 (the “Indenture”), among Swift Services Holdings, Inc., as issuer (such corporation, and its successors and assigns under the Indenture, being herein called the “Company”), Swift Transportation Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $___________ aggregate principal amount of:
          (a)   ☐   a beneficial interest in a Global Note, or
          (b)   ☐   a Definitive Note,
          we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company, (B) so long as this Note is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A, purchasing for its own account or for the account of a “qualified institutional buyer” to whom notice is given that the resale, pledge or

D-1

other transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) to an institutional “accredited investor” (as defined below) that is acquiring this Note for investment purposes and not for distribution, and a certificate which may be obtained from the Company or the Trustee is delivered by the transferee to the Company and the Trustee, (E) pursuant to any exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States., and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:

Dated: ___________________

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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________, 200_, among ________________ (the “Guaranteeing Subsidiary”), a subsidiary of Swift Transportation Company (or its permitted successor), a Delaware corporation (“Parent”), Swift Services Holdings Inc., a Delaware corporation (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company, Parent, the other Subsidiary Guarantors and the Trustee are parties to the indenture (the “Indenture”), dated as of December 21, 2010, pursuant to which the Company issued its 10.000% Senior Second Priority Secured Notes due 2018 (the “Notes”);
     WHEREAS, the Guaranteeing Subsidiary desires to execute and deliver this Supplemental Indenture to the Trustee for the purpose of guaranteeing the payment of all obligations of the Company under the Indenture and the Notes and the performance of all other obligations of the Company under the Indenture and the Notes, on the terms and conditions set forth in Article 11 of the Indenture;
     WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver a supplemental indenture to the Trustee providing for the guarantee of the payment of the Notes by the Guaranteeing Subsidiary, on the terms and conditions set forth in the Indenture (the “Note Guarantee”) and simultaneously with the execution and delivery of such supplemental indenture, execute and deliver the applicable Security Documents (as defined in the Indenture) pursuant to which its assets (of the same type as the assets of Parent, the Company and the other Subsidiary Guarantors constituting Collateral) will become part of the Collateral and will secure the Notes and Note Guarantee in the manner specified in the Indenture and the Security Documents; and
     WHEREAS, pursuant to Section 9.01(8) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holder.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guaranteeing Subsidiary, the other Subsidiary Guarantors, the Parent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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     2. Agreement To Guarantee. The Guaranteeing Subsidiary hereby agrees, jointly and severally with Parent and the other Subsidiary Guarantors to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 11 thereof.
     3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered thereunder shall be bound hereby.
     4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of Parent, the Company, the Guaranteeing Subsidiary or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, the Company, the Guaranteeing Subsidiary or the Subsidiary Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect Of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Company, Parent and the Subsidiary Guarantors.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
Dated: ______________, 20__

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[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

SWIFT SERVICES HOLDINGS, INC.
By:
Name:
Title:

SWIFT TRANSPORTATION COMPANY
By:
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS]
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

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